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                                                                    Exhibit 99.9

                            EXCHANGE AGENT AGREEMENT

          This Exchange Agent Agreement (the "Agreement") is entered into as of this ___ day of April, 2000, between General Motors Corporation, a company organized and existing under the laws of the State of Delaware (the "Company"), and Fleet National Bank, a national banking association having its principal offices in Boston, Massachusetts (the "Bank").

          WHEREAS, the Company is making an exchange offer (hereinafter referred to, together with any amendment or extensions thereof, as the "Exchange Offer") to exchange newly issued shares of its Class H Common Stock, par value $0.10 per share (the "Class H Common Stock"), having an aggregate market value of up to $9 billion at the time of commencement, for outstanding shares of its Common Stock, $1-2/3 par value per share (the "$1-2/3 Par Value Common Stock"), upon the terms and subject to the conditions set forth in the final Offering Circular-- Prospectus, (the "Offering Circular--Prospectus") included in the Registration Statement on Form S-4 (No. 333-30826), and in the related Letter of Transmittal including the Instructions to the Letter of Transmittal (the "Letter of Transmittal");

          WHEREAS, the Bank is presently the Stock Transfer Agent and Registrar for the Company's various classes of stock; and

          WHEREAS, the Company desires that the Bank act as Exchange Agent in connection with the Exchange Offer, and the Bank (hereinafter referred to from time to time as the "Exchange Agent", the "Transfer Agent" or the "Registrar") has indicated its willingness to do so.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Exchange Offer, the parties hereto agree as follows:

1.        Appointment of Exchange Agent.

          The Company hereby appoints the Bank as Exchange Agent for the purpose of exchanging certificates representing (or other evidence of ownership of) shares of $1-2/3 Par Value Common Stock for certificates representing (or other evidence of ownership of) shares of Class H Common Stock in accordance with the terms and conditions of the Exchange Offer as set forth in the Offering Circular--Prospectus and the Letter of Transmittal. The Bank hereby agrees to serve as such, upon the terms and conditions set forth herein. In connection with such appointment, the Company has delivered to you a copy of the Offering
Circular--Prospectus, dated April     , 2000, a copy of the Letter of
Transmittal, a copy of the letter from the Company to holders of $1-2/3 Par Value Common Stock, a copy of the checklist for participation in the Exchange Offer, a copy of the

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Notice of Guaranteed Delivery, a copy of the letter to brokers, dealers, commercial banks, trust companies and other nominees, a copy of the letter to clients for use by brokers, dealers, commercial banks, trust companies and other nominees, a copy of the guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, and certain other documents which the Company has elected to provide.

2.        Notification and Processing.

          The Exchange Agent is hereby authorized and directed, and hereby agrees, to:

          A. Provide file containing the name and address of each holder of record of $1-2/3 Par Value Common Stock. The file for holders in certain foreign jurisdictions, which the Company will designate for the Exchange Agent shall be segregated from the file for all other holders. The Exchange Agent shall deliver such files, upon the Company's demand, to such person or entity as the Company shall designate.

          B. Accept and respond to all telephone requests for information relating to the exchange of shares pursuant to the Exchange Offer.

          C. Receive and examine all certificates representing shares of $1-2/3 Par Value Common Stock (the "Tendered Shares") tendered for exchange and accompanying Letters of Transmittal for proper execution in accordance with the terms thereof. Such examination shall include determination that such certificates representing Tendered Shares are in proper form for transfer on the share registry books of the Company, verification that no stop order has been issued against the Tendered Shares by reason of mutilation, loss, theft, destruction or other invalidity and that the certificates representing (or other evidence of ownership of) Tendered Shares otherwise comply with the Instructions to the Letter of Transmittal. In the event that any Letter of Transmittal has been improperly completed or executed, or the certificates representing (or other evidence of ownership of) the Tendered Shares are not in proper form for transfer (as required by the Instructions to the Letter of Transmittal), or if some other irregularity in connection with the exchange of such Tendered Shares exists, the Exchange Agent shall notify the stockholder of the deficiency in order to enable the stockholder to correct such irregularity. Determination of all questions as to the validity, form, eligibility (including timeliness of receipt) and acceptance of the Tendered Shares exchanged or tendered shall be determined by the Exchange Agent on behalf of the Company in the first instance, but final decisions on all such matters shall be made by the Company in its sole and absolute discretion. The Company reserves in the Exchange Offer the absolute right to reject any or all exchanges of any particular Tendered Shares not in the appropriate form or the acceptance of which would, in the opinion of the Company's counsel, be unlawful and to waive any of the conditions of the Exchange Offer or any defect or irregularity in the exchange of the Tendered Shares, and the Company's interpretation of the terms and conditions of the Exchange Offer will be final in all cases.

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          D. Exchange all Tendered Shares in accordance with the terms and conditions of the Exchange Offer, as such are set forth in the Offering Circular--Prospectus and the Letter of Transmittal.

          E. Make appropriate arrangements with The Depository Trust Company and any other "qualified" registered securities depository to allow for the book-entry movement of the Tendered Shares between depository participants and the Exchange Agent.

          F. An exchanging stockholder may withdraw its tender as set forth in the Offering Circular--Prospectus and the Letter of Transmittal, in which event, you shall as promptly as possible after notification of such withdrawal, return such Tendered Shares in accordance with the terms and conditions of the Exchange Offer. The Company may ask to review any Tender Share certificates, Letters of Transmittal, notices of withdrawal or other documents relating to the Exchange Offer. All questions as to the form and validity of notices of withdrawal, including timeliness of receipt, shall be determined by the Company in its sole and absolute discretion, whose determination shall be final and binding in all cases.

          G. On each business day up to and including the expiration date of the Exchange Offer (including any extensions thereof), you shall advise by facsimile transmission, not later than 5:00 p.m. Eastern Time, the Company and such other persons (including, without limitation, the Dealer Manager in the Exchange Offer) as it may direct, of the number of shares of $1-2/3 Par Value Common Stock which have been duly delivered on such day, stating separately the number of such shares delivered by Notices of Guaranteed Delivery, the number of such shares about which you have questions concerning validity, the number of Tendered Shares withdrawn and the cumulative number of such shares delivered by facsimile transmission. You shall also inform the aforementioned persons, and such other persons as any of them may designate, upon request of such other information as any of them may request, including, without limitation, the names and addresses of registered holders of exchanged shares of $1-2/3 Par Value Common Stock.

          H. Retain or return to stockholders (as applicable) those Tendered Shares and accompanying exchange documents evidencing some deficiency (and make reasonable attempts to inform such holders of $1-2/3 Par Value Common Stock of the need to correct such deficiency) and return to stockholders their Tendered Shares which are rejected by the Company due to proration of the Exchange Offer.

          I. Accept exchanges signed by persons acting in a fiduciary or representative capacity only if such capacity is shown on the Letter of Transmittal and proper evidence of their authority so to act has been submitted in accordance with the terms and conditions of the Exchange Offer.

          J. Accept exchanges from persons alleging loss, theft or destruction of their certificates if Box A on the Letter of Transmittal is properly completed and the appropriate payment for the corporate bond is provided.

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          K. Accept exchanges for Class H Common Stock to be issued other than in the name that appears on the certificates representing (or other evidence of ownership) Tendered Shares, to the extent such exchanges comply with the terms and conditions of the Exchange Offer as set forth in the Offering Circular-- Prospectus and the Letter of Transmittal.

          L. In accordance with the Exchange Agent's final report, which the
Exchange Agent shall deliver to the Company no later than           Eastern Time
on the day which is four NYSE trading days following the expiration (including any extension thereof) of the Exchange Offer, shall provide to the Company the final number of shares of $1-2/3 Par Value Common Stock to be accepted and the final number of shares of Class H Common Stock to be distributed in the Exchange Offer based on the exchange ratio and proration set forth in the Offering Circular--Prospectus.

          M. Issue or otherwise record, as Stock Transfer Agent and Registrar for Company Common Stock, upon surrender of certificates representing (or other evidence of ownership of) Tendered Shares and properly executed Letters of Transmittal, such number of shares of Class H Common as is indicated by the exchange ratio (taking into account proration) as set forth in the Offering Circular--Prospectus, registered in such names as are appropriate pursuant to properly executed Letters of Transmittal, for every Tendered Share represented by such Certificate(s); provided that no fractional shares of Class H Common Stock shall be issued.

          N. Cancel, as Exchange Agent, all Tendered Shares accepted for exchange.

          O. Promptly deliver, in accordance with the Letter of Transmittal, evidence of Class H Common Stock issued as provided in paragraph H above.

          P. Pay such cash without earnings or interest (the "Cash Payments") to holders of Tendered Shares accepted for exchange instead of the issuance of fractional shares of Class H Common Stock as is provided for in the Exchange Offer.

          Q. Prepare and file with the appropriate governmental agency and stockholder Form 1099B in connection with the Exchange Offer.

          R. Comply with Internal Revenue Service regulations with respect to due diligence in obtaining a certified Tax Identification Number for each tendering stockholder.

          S. Cooperate in all respects with the Information Agent for the Exchange Offer, the Dealer Manager for the Exchange Offer, the financial advisors for the Company, the Company's counsel and any other agents of the Company in carrying out its duties.

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          T. Follow and act upon all instructions in connection with your duties as Exchange Agent in connection with the Exchange Offer which may be given to you by the Company or any other person it may authorize in writing.

3.        Concerning the Exchange Agent.

          The Exchange Agent:

          A. shall have no duties or obligations other than those specifically set forth herein or as may subsequently be requested of the Exchange Agent by the Company or any other person it may authorize in connection with the Exchange Offer;

          B. may rely on and shall be held harmless by the Company in acting upon any certificate, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and reasonably believed by it to be genuine and to have been signed by the proper party or parties;

          C. may rely on and shall be held harmless in acting upon written or oral instructions from the Company or such other persons it may authorize with respect to any matter relating to its acting as Exchange Agent specifically covered by this Agreement; and

          D. may, at its sole expense, consult with counsel satisfactory to it and shall be held harmless in relying on the written advice or opinion of such counsel in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel.

4.        Compensation of the Exchange Agent by the Company.

          The Company shall pay fees for the services rendered hereunder, as set forth in the attached Fee Schedule. The Exchange Agent shall also be entitled to reimbursement from the Company for all reasonable and necessary expenses paid or incurred by it in connection with the administration by the Exchange Agent of its duties hereunder.

5.        Indemnification.

          The Company covenants and agrees to indemnify and to hold the Exchange Agent harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Exchange Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Exchange Agent shall not be indemnified or held harmless with respect to, such costs, expenses, losses and damages incurred or suffered by the Exchange Agent as a result of, or arising out of, its negligence, bad faith, or willful misconduct or any of its directors, officers, employees, agents or representatives. In no case will the

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Company be liable under this Section 5 unless, promptly after the receipt by the
Exchange Agent of notice of any demand or claim or the commencement of any action, suit, proceeding or investigation, the Exchange Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing. The Company shall be entitled to participate as its own expense in the defense of any such claim or proceeding, and, if it so elects at any time after receipt of such notice, it may assume the defense of any suit brought to enforce any such claim or of any other legal action or proceeding. In the event the Company assumes the defense of any such suit, the Company may select counsel of its own choosing for such purpose and the company shall not be liable for the fees and expenses of any other additional counsel thereafter retained (or who continues thereafter to be retained) by the Exchange Agent. The Exchange Agent shall in no case confess any claim or make any compromise in any case in which the Company may be required to indemnify it without the Company's prior written consent.

          The Company, its subsidiaries and affiliates, and their respective directors, officers, employees, agents and representatives, shall be indemnified and held harmless by the Exchange Agent, from and against any and all reasonable expenses (including reasonable counsel fees and disbursements), or costs, losses or damages suffered, which any of them may pay, incur or suffer or to which any of them may become subject by reason of or arising out of the negligence, willful misconduct or bad faith of the Exchange Agent or any of its directors, officers, employees, agents or representatives, or out of any failure by the Exchange Agent to perform its obligations under this Agreement. The Company shall in no case confess any claim or make any compromise in any case in which the Exchange Agent may be required to indemnify it without the Exchange Agent's prior written consent.

          For the purposes of this Section 5, the term "expense or loss" means any amount paid to satisfy any claim, demand, action, suit or proceeding, and all reasonable costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit, proceeding or investigation.

6.        Further Assurance.

          From time-to-time and after the date hereof, the Company shall deliver or cause to be delivered to the Exchange Agent such further documents and instruments and shall do and cause to be done such further acts as the Exchange Agent shall reasonably request (it being understood that the Exchange Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Exchange Agent Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

7.        Term.

          This Agreement shall remain in effect until such time as the Exchange Agent has completed all of its duties hereunder, or such earlier time as to which the parties shall mutually agree.

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8.        Notices.

          Until further notice in writing by either party hereto to the other party, all written reports, notices and other communications between the Exchange Agent and the Company required or permitted hereunder shall be delivered or mailed by first class mail, postage prepaid, addressed as follows:

          If to the Company, to:

          General Motors Corporation
          300 Renaissance Center
          Mail Code 482-C25-C22
          Detroit, Michigan 48265-3000
          Attention: Warren G. Andersen

          If to the Exchange Agent, to:

          Fleet National Bank
          c/o EquiServe Limited Partnership
          150 Royall Street
          Canton, MA 02021
          Attn: Corporate Actions Department

9.        Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of The State of Delaware and shall inure to the benefit of and the obligations created hereby shall be binding upon the successors and assigns of the parties hereto.

10.       Assignment

          A. Except as provided in Section 10(B) below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

          B. The Exchange Agent may, without further consent on the part of the Company, (i) subcontract for the performance hereof with EquiServe Limited Partnership or (ii) subcontract with other subcontractors for systems, processing, and telephone and mailing services as may be required from time to time; provided, however, that the Exchange Agent provides the Company at least ten business days' prior written notice thereof and shall be as fully responsible to the Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

          C. Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Exchange Agent and the Company and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Exchange Agent and the Company. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

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11.       Amendment.

          Except as otherwise provided in this Agreement (including, without limitation pursuant to Section 3T hereof), this Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by each of the parties hereto.

12.       Counterparts.

          This Agreement may be executed in separate counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

13.       Third Party Beneficiaries.

          This Agreement does not constitute an agreement for a partnership or joint venture between the Exchange Agent and the Company. Neither party shall make any commitments with third parties that are binding on the other party without the other party's prior written consent.

15.       Consequential Damages.

          Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provision of this Agreement or for any consequential, indirect, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

16.       Severability.

          If any provision of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

17.       Confidentiality.

          The Exchange Agent and the Company agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

18.       Merger of Agreement.

          This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

                           *     *     *     *     *

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the day and year first above written.


FLEET NATIONAL BANK                     GENERAL MOTORS CORPORATION


By:    ____________________________     By:    ___________________________

Title: ____________________________     Title: ___________________________

Date:  ____________________________     Date:  ___________________________

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